Exhibit 23-01

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the following registration statements of I-Link Incorporated of our report dated February 21, 2003 relating to the financial statements of the Enterprise and Agent Business of RSL COM U.S.A., in the Current Report on Form 8-K of I-Link Incorporated dated December 10, 2002, as amended:

Form S-8/S-3 No. 333-86761 pertaining to the 1997 Recruitment Stock Option Plan of I-Link Incorporated;

Form S-8/S-3 No. 333-88881 pertaining to Various Written Compensation Contracts of I-Link Incorporated;

Form S-8/S-3 No. 333-08483 pertaining to the 1995 MedCross, Inc. Employee Stock Option and Appreciation Rights Plan of MedCross, Inc.;

Form S-8/S-3 No. 333-08477 pertaining to the 1995 MedCross, Inc. Director Stock Option and Appreciation Rights Plan of MedCross, Inc.; and

Form S-8 No. 33-81646 pertaining to the 1994 Director Stock Option Plan of MedCross, Inc.

PricewaterhouseCoopers LLP

Pittsburgh, PA

February 21, 2003